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                                                                    EXHIBIT 10.2

                     SCHEDULE OF INDEMNIFICATION AGREEMENTS

The Company has entered into indemnification agreements with the following individuals:

-    Thomas W. Huseby

-    Kenneth E. Jones

-    William H. Largent

-    Curtis A. Loveland

-    Gerard B. Moersdorf, Jr.

-    Richard W. Oliver

-    John D. Riedel

-    Alexander B. Trevor